Exhibit 99.1

Investors and Media

Christopher Oltmann

(818) 264-4907

PennyMac Financial Services, Inc. Reports

Second Quarter 2016 Results; Record Quarterly Earnings

Westlake Village, CA, August 3, 2016 – PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $74.3 million for the second quarter of 2016, on revenue of $207.8 million.  Net income attributable to PFSI common stockholders was $14.5 million, or $0.65 per diluted share.  Book value per share increased to $13.28, up from $12.59 at March 31, 2016.

Second Quarter Highlights

•	Pretax income of $84.3 million, up 180 percent from the prior quarter and the highest level on record for PennyMac Financial

o

Results included non-cash valuation losses on mortgage servicing rights (MSRs) of $122.4 million, partially offset by gains from hedges and excess servicing spread (ESS) liability totaling $82.4 million, driven by a decline in interest rates and expectations for lower mortgage rates in the future

o	Results also included $5.1 million in servicing activity fee revenue related to PennyMac Mortgage Investment Trust’s (PMT’s) sale of performing distressed loans

•	Production segment pretax income of $104.5 million, up 53 percent from the prior quarter

o	Total loan production activity of $16.1 billion in unpaid principal balance (UPB), up 48 percent from the prior quarter

o

Record production volumes for both correspondent and consumer direct channels; $14.6 billion in UPB of correspondent production and $1.5 billion in UPB of consumer direct originations, up 51 percent and 24 percent from the prior quarter, respectively

•	Servicing segment pretax loss of $21.0 million, versus a pretax loss of $39.5 million in the prior quarter

o	Servicing segment pretax income excluding fair value changes was $19.1 million, up 131 percent from the prior quarter

o	Servicing portfolio reached $171.7 billion in UPB, up 4 percent from March 31, 2016, due to loan production activities

o	Entered into a letter of intent to acquire approximately $1 billion in UPB of MSRs related to defaulted government loans from a large bank[1]

•	Investment Management segment pretax income of $722 thousand, down 37 percent from the prior quarter

o

Net assets under management were approximately $1.6 billion, down 4 percent from March 31, 2016, driven by the repurchase of PMT’s common shares of beneficial interest and the return of capital to investors in the private Investment Funds

“Our second quarter financial performance reflects the significant opportunity in the current market environment and the substantial momentum in PennyMac Financial’s correspondent and consumer direct production activities,” said Chairman and Chief Executive Officer Stanford L. Kurland.  “We achieved record quarterly earnings, even after the significant reduction in our MSR value driven by interest rate declines at the end of the quarter, and record production volumes in both our correspondent and consumer direct channels.  Volumes in the mortgage origination market have increased in reaction to lower rates; however, industry capacity constraints are moderating the growth in market volumes and should contribute to a prolonged period of elevated origination volumes and margins.  PennyMac Financial’s leading position in mortgage banking and our best-in-class, scalable operating platform make us uniquely positioned to capitalize on the opportunity.”

1.There can be no assurance that the committed amount will ultimately be acquired or that the transaction will be completed at all.

The following table presents the contribution of PennyMac Financial’s Production, Servicing and Investment Management segments to pretax income:

	Quarter ended June 30, 2016
	Mortgage Banking			Investment
	Production	Servicing	Total	Management	Total
	(in thousands)
Revenue
Net gains on mortgage loans held for sale at fair value	$115,894	$14,309	$130,203	$-	$130,203
Loan origination fees	28,907	-	28,907	-	28,907
Fulfillment fees from PMT	19,111	-	19,111	-	19,111
Net servicing fees	-	26,555	26,555	-	26,555
Management fees	-	-	-	5,730	5,730
Carried Interest from Investment Funds	-	-	-	244	244
Net interest income (expense):
Interest income	11,528	9,026	20,554	-	20,554
Interest expense	6,825	18,625	25,450	16	25,466
	4,703	(9,599)	(4,896)	(16)	(4,912)
Other	849	851	1,700	268	1,968
Total net revenue	169,464	32,116	201,580	6,226	207,806
Expenses	64,959	53,085	118,044	5,504	123,548
Income before provision for income taxes	$104,505	$(20,969)	$83,536	$722	$84,258

Production Segment

Production includes the correspondent acquisition of newly originated mortgage loans for PennyMac Financial’s own account, fulfillment services on behalf of PMT, and consumer direct lending.

PennyMac Financial’s loan production activity totaled $16.1 billion in UPB, of which $10.9 billion in UPB was for its own account, and $5.2 billion was fee-based fulfillment activity for PMT.  Interest rate lock commitments (IRLCs) on correspondent government-insured and consumer direct loans totaled $12.9 billion in UPB.

Production segment pretax income was $104.5 million, an increase of 53 percent from the first quarter.  Production revenue totaled $169.5 million, an increase of 44 percent from the first quarter, primarily resulting from a 48 percent quarter-over-quarter increase in net gains on mortgage loans held for sale, driven by strong margins and significant increases in production and lock volumes in both the correspondent and consumer direct channels.  PennyMac Financial’s increases in production and lock volumes reflect a larger mortgage origination market, driven by lower mortgage rates during the quarter; market share gains in the correspondent channel, and increased loan fulfillment capacity in both our consumer direct and correspondent channels.

The components of net gains on mortgage loans held for sale are detailed in the following table:

	Quarter ended
	June 30,	March 31,	June 30,
	2016	2016	2015
	(in thousands)
MSR value	$132,472	$95,373	$119,848
Mortgage servicing rights recapture payable to PennyMac Mortgage Investment Trust	(1,915)	(1,951)	(1,456)
Provision for representations and warranties	(2,286)	(2,082)	(1,748)
Cash investment (1)	(56,763)	(51,140)	(20,949)
Fair value changes of pipeline, inventory and hedges	58,695	51,324	(11,740)
Net gains on mortgage loans held for sale	$130,203	$91,524	$83,955

Net gains on mortgage loans held for sale by segment:
Production	$115,894	$78,214	$86,377
Servicing	$14,309	$13,310	$(2,422)

(1) Net of cash hedge expense

PennyMac Financial performs fulfillment services for conventional conforming and jumbo loans acquired by PMT in its correspondent production business.  These services include, but are not limited to: marketing; relationship management; the approval of correspondent sellers and the ongoing monitoring of their performance; review of loan data, documentation and appraisals to assess loan quality and risk; pricing; hedging and activities related to the subsequent sale and securitization of loans in the secondary mortgage markets for PMT.  Fees earned from fulfillment of correspondent loans on behalf of PMT totaled $19.1 million in the second quarter, up 48 percent from $12.9 million in the first quarter.  Fulfillment fee revenue was driven by a 59 percent quarter-over-quarter increase in conventional conforming loan acquisitions, partially offset by a decrease in the average fulfillment fee rate to 37 basis points from 40 basis points in the first quarter.  The weighted average fulfillment fee rate reflects contractual discretionary reductions to facilitate the successful completion of certain loan transactions by PMT.

Production segment expenses were $65.0 million, a 33 percent increase from the first quarter, driven by higher direct and allocated incentive compensation resulting from the Company’s overall financial results, as well as increased loan production volumes.

Servicing Segment

Servicing includes income from owned MSRs, in addition to subservicing and special servicing activities.  The Servicing segment posted a pretax loss of $21.0 million in the second quarter, versus a pretax loss of $39.5 million in the first quarter.  Servicing segment revenues in the second quarter totaled $32.1 million, a 64 percent increase from the first quarter, primarily due to a 52 percent increase in net loan servicing fees.

Net loan servicing fees totaled $26.6 million for the quarter and included $120.7 million in servicing fees reduced by $54.1 million of amortization and realization of MSR cash flows.  Servicing fees for the quarter included $5.1 million in servicing activity fees related to PMT’s sale of performing loans from its distressed portfolio.  Net loan servicing fees also included $122.4 million of fair value losses and impairment provisioning related to MSRs, partially offset by $65.0 million of related hedging gains and $17.4 million of gains due to the change in fair value of the ESS financing.  MSR fair value losses and impairment provisioning in the second quarter resulted from higher actual and expected future prepayment activity due to interest rate declines at the end of the quarter and expectations for lower mortgage rates in the future.

The following table presents a breakdown of net loan servicing fees:

	Quarter ended
	June 30,	March 31,	June 30,
	2016	2016	2015
	(in thousands)
Servicing fees (1)	$120,738	$114,933	$91,006
Effect of MSRs:
Amortization and realization of cash flows	(54,126)	(49,696)	(31,385)
Change in fair value and (provision for) reversal of impairment of MSRs carried at lower of amortized cost or fair value	(122,433)	(125,887)	44,378
Change in fair value of excess servicing spread financing	17,428	19,449	(7,133)
Hedging gains (losses)	64,948	58,720	(28,317)
Total amortization, impairment and change in fair value of MSRs	(94,183)	(97,414)	(22,457)
Net loan servicing fees	$26,555	$17,519	$68,549

(1) Includes contractually-specified servicing fees

Servicing segment revenue also included $14.3 million in net gains on mortgage loans held for sale at fair value in the second quarter resulting from the securitization of reperforming government-insured loans, versus $13.3 million in the first quarter.  These loans were previously purchased out of Ginnie Mae securitizations and brought back to performing status through PennyMac Financial’s successful servicing efforts, primarily with the use of loan modifications.

Servicing segment expenses totaled $53.1 million, a 10 percent decrease from the first quarter, primarily due to a reduction in the provision for credit losses resulting from improved loss mitigation outcomes on certain defaulted government-insured loans.

The total servicing portfolio reached $171.7 billion in UPB at June 30, 2016, an increase of 4 percent from the prior quarter end.  Of the total servicing portfolio, prime servicing was $168.7 billion in UPB and special servicing was $3.1 billion in UPB.  PennyMac Financial subservices and conducts special servicing for $52.0 billion in UPB, an increase of 5 percent from March 31, 2016, primarily due to new correspondent acquisitions by PMT.  PennyMac Financial’s MSR portfolio grew to $117.0 billion in UPB, an increase of 4 percent over the prior quarter, primarily resulting from the acquisition of government-insured loans in correspondent production and from consumer direct lending activities.

The table below details PennyMac Financial’s servicing portfolio UPB:

	June 30,	March 31,	June 30,
	2016	2016	2015
	(in thousands)
Loans serviced at period end:
Prime servicing:
Owned
Mortgage servicing rights
Originated	$71,436,178	$64,485,308	$44,794,166
Acquisitions	45,600,625	48,351,570	45,887,246
	117,036,803	112,836,878	90,681,412
Mortgage servicing liabilities	751,193	926,756	816,424
Mortgage loans held for sale	1,971,903	1,561,006	1,526,779
	119,759,899	115,324,640	93,024,615
Subserviced for Advised Entities	48,894,531	45,940,082	39,011,761
Total prime servicing	168,654,430	161,264,722	132,036,376
Special servicing:
Subserviced for Advised Entities	3,064,105	3,641,873	4,133,946
Total special servicing	3,064,105	3,641,873	4,133,946
Total loans serviced	$171,718,535	$164,906,595	$136,170,322

Mortgage loans serviced:
Owned
Mortgage servicing rights	$117,036,803	$112,836,878	$90,681,412
Mortgage servicing liabilities	751,193	926,756	816,424
Mortgage loans held for sale	1,971,903	1,561,006	1,526,779
	119,759,899	115,324,640	93,024,615
Subserviced	51,958,636	49,581,955	43,145,707
Total mortgage loans serviced	$171,718,535	$164,906,595	$136,170,322

Investment Management Segment

PennyMac Financial manages PMT and two the private Investment Funds, for which it earns base management fees and may earn incentive compensation.  Net assets under management were approximately $1.6 billion as of June 30, 2016, down 4 percent from March 31, 2016, primarily due to PMT’s share repurchase program and the return of capital to investors in the private Investment Funds.

Pretax income for the Investment Management segment was $722 thousand, a decrease of 37 percent from the first quarter.  Management fees, which include base management fees from PMT and the private Investment Funds, as well as any earned incentive fees from PMT, decreased 3 percent from the prior quarter primarily due to the reduction in net assets under management.  Carried interest from the private investment funds decreased to $244 thousand, compared to $593 thousand in the prior quarter, resulting from reduced performance of the private Investment Funds.

The following table presents a breakdown of management fees and carried interest:

	Quarter ended
	June 30,	March 31,	June 30,
	2016	2016	2015
	(in thousands)
Management fees:
PennyMac Mortgage Investment Trust
Base	$5,199	$5,352	$5,709
Performance incentive	-	-	70
	5,199	5,352	5,779
Investment Funds	531	560	1,184
Total management fees	5,730	5,912	6,963
Carried Interest	244	593	182
Total management fees and Carried Interest	$5,974	$6,505	$7,145

Net assets of Advised Entities:
PennyMac Mortgage Investment Trust	$1,360,826	$1,414,503	$1,525,297
Investment Funds	201,490	207,706	316,383
	$1,562,316	$1,622,209	$1,841,680

Investment Management segment expenses totaled $5.5 million, a 4 percent increase from the first quarter.

Consolidated Expenses

Total expenses for the second quarter were $123.5 million, a 9 percent increase from the first quarter.  The increase in total expenses was largely due to an increase in compensation expenses driven by higher incentive compensation, partially offset by a decrease in servicing expenses due to a reduction in the provision for credit losses.

Mr. Kurland concluded, “PennyMac Financial’s leadership in the mortgage markets and our outstanding financial performance reflect the strong organization and unique platform we have built.  For example, in the second quarter, PennyMac Financial became the country’s largest issuer of Ginnie Mae securities.  With banks and other lenders de-emphasizing this segment, we have stepped in to support government insured and guaranteed loans which represent a large and important component of the mortgage market.  As a leading mortgage company, we have in place the operational systems and financial capacity to support continued growth of our business.  We believe that our platform, focus on risk management, and governance culture are critical elements that will help ensure the long-term success of PennyMac Financial.”

Management’s slide presentation will be available in the Investor Relations section of the Company’s website at www.ir.pennymacfinancial.com beginning at 1:30 p.m. (Pacific Daylight Time) on Wednesday, August 3, 2016.

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm with a comprehensive mortgage platform and integrated business focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market.  PennyMac Financial Services, Inc. trades on the New York Stock Exchange under the symbol “PFSI.” Additional information about PennyMac Financial Services, Inc. is available at www.ir.pennymacfinancial.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change.  Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements.  Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein.  Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our businesses; the mortgage lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau  and its enforcement of these regulations; our dependence on U.S. government‑sponsored entities and changes in their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to the Company’s businesses, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; certain banking regulations that may limit our business activities; our dependence on the multifamily and commercial real estate sectors for future originations of commercial mortgage loans and other commercial real estate related loans; changes in macroeconomic and U.S. real estate market conditions; difficulties inherent in growing loan production volume; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights  and our success in winning bids; changes in prevailing interest rates; increases in loan delinquencies and defaults; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT)  as a significant source of financing for, and revenue related to, our mortgage banking business; any required additional capital and liquidity to support business growth that may not be available on acceptable terms, if at all; our obligation to indemnify third‑party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria or characteristics or under other circumstances; our obligation to indemnify PMT and the Investment Funds if its services fail to meet certain criteria or characteristics or under other circumstances; decreases in the returns on the assets that we select and manage for our clients, and our resulting management and incentive fees;  the extensive amount of regulation applicable to our investment management segment;  conflicts of interest in allocating our services and investment opportunities among us and our advised entities;  the effect of public opinion on our reputation;  our recent growth;  our ability to effectively identify, manage, monitor and mitigate financial risks;  our initiation of new business activities or expansion of existing business activities;  our ability to detect misconduct and fraud; and  our ability to mitigate cybersecurity risks and cyber incidents. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30,	March 31,	June 30,
	2016	2016	2015
	(in thousands, except share amounts)
ASSETS
Cash	$143,715	$116,560	$74,728
Short-term investments at fair value	41,063	28,264	23,577
Mortgage loans held for sale at fair value	2,097,138	1,653,963	1,594,262
Derivative assets	124,542	90,054	43,568
Servicing advances, net	296,581	284,140	244,806
Carried Interest due from Investment Funds	70,763	70,519	68,713
Investment in PennyMac Mortgage Investment Trust at fair value	1,217	1,023	1,307
Mortgage servicing rights	1,290,928	1,337,082	1,135,510
Real estate acquired in settlement of loans	1,394	2,320	-
Furniture, fixtures, equipment and building improvements, net	27,851	23,855	11,773
Note receivable from PennyMac Mortgage Investment Trust secured	150,000	150,000	52,526
Receivable from Investment Funds	1,288	1,119	2,148
Receivable from PennyMac Mortgage Investment Trust	22,054	17,647	16,245
Capitalized software, net	6,209	4,323	1,250
Deferred tax asset	4,878	14,637	34,165
Loans eligible for repurchase	286,048	139,009	77,529
Other	50,651	46,748	48,498
Total assets	$4,616,320	$3,981,263	$3,430,605

LIABILITIES
Assets sold under agreements to repurchase	$1,591,798	$1,658,578	$1,263,248
Mortgage loan participation and sale agreements	737,176	246,636	195,959
Notes payable	114,235	127,693	246,456
Obligations under capital lease	22,886	12,070	-
Excess servicing spread financing at fair value payable to PennyMac Mortgage Investment Trust	294,551	321,976	359,102
Derivative liabilities	3,734	9,915	13,584
Mortgage servicing liabilities at fair value	4,681	6,747	11,791
Accounts payable and accrued expenses	102,310	87,005	84,357
Payable to Investment Funds	28,209	28,843	31,255
Payable to PennyMac Mortgage Investment Trust	160,712	153,094	139,699
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	74,850	74,275	71,895
Liability for loans eligible for repurchase	286,048	139,009	77,529
Liability for losses under representations and warranties	24,277	22,209	16,257
Total liabilities	3,445,467	2,888,050	2,511,132

STOCKHOLDERS' EQUITY
Class A common stockauthorized 200,000,000 shares of $0.0001 par value; issued and outstanding, 22,189,337, 22,047,491 and 21,790,666 shares, respectively	2	2	2
Class B common stockauthorized 1,000 shares of $0.0001 par value; issued and outstanding, 49, 50 and 52 shares, respectively	-	-	-
Additional paid-in capital	176,742	174,005	167,536
Retained earnings	118,120	103,645	73,019
Total stockholders' equity attributable to PennyMac Financial Services, Inc. common stockholders	294,864	277,652	240,557
Noncontrolling interests in Private National Mortgage Acceptance Company, LLC	875,989	815,561	678,916
Total stockholders' equity	1,170,853	1,093,213	919,473
Total liabilities and stockholders’ equity	$4,616,320	$3,981,263	$3,430,605

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Quarter ended
	June 30,	March 31,	June 30,
	2016	2016	2015
	(in thousands, except earnings per share)
Revenue
Net gains on mortgage loans held for sale at fair value	$130,203	$91,524	$83,955
Mortgage loan origination fees	28,907	22,434	24,421
Fulfillment fees from PennyMac Mortgage Investment Trust	19,111	12,935	15,333
Net mortgage loan servicing fees:
Loan servicing fees
From non-affiliates	92,770	91,327	66,867
From PennyMac Mortgage Investment Trust	16,427	11,453	12,136
From Investment Funds	723	701	153
Ancillary and other fees	10,818	11,452	11,850
	120,738	114,933	91,006
Amortization, impairment and change in estimated fair value of mortgage servicing rights	(94,183)	(97,414)	(22,457)
Net mortgage loan servicing fees	26,555	17,519	68,549
Management fees:
From PennyMac Mortgage Investment Trust	5,199	5,352	5,779
From Investment Funds	531	560	1,184
	5,730	5,912	6,963
Carried Interest from Investment Funds	244	593	182
Net interest expense:
Interest income	20,554	13,529	13,184
Interest expense	25,466	20,987	16,349
	(4,912)	(7,458)	(3,165)
Change in fair value of investment in and dividends received from PennyMac Mortgage Investment Trust	229	(86)	(244)
Results of real estate acquired in settlement of loans	393	(435)	-
Other	1,346	463	357
Total net revenue	207,806	143,401	196,351
Expenses
Compensation	83,147	68,298	70,422
Servicing	13,430	20,887	28,603
Technology	7,733	6,847	6,490
Professional services	4,559	3,733	4,074
Loan origination	4,910	4,186	4,148
Other	9,769	9,311	7,815
Total expenses	123,548	113,262	121,552
Income before provision for income taxes	84,258	30,139	74,799
Provision for income taxes	9,963	3,596	8,619
Net income	74,295	26,543	66,180
Less: Net income attributable to noncontrolling interest	59,820	21,368	53,431
Net income attributable to PennyMac Financial Services, Inc. common stockholders	$14,475	$5,175	$12,749

Earnings per share
Basic	$0.66	$0.24	$0.59
Diluted	$0.65	$0.23	$0.59
Weighted-average common shares outstanding
Basic	22,078	22,006	21,700
Diluted	76,280	76,194	76,105

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